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                                                                    Exhibit 10.6

                               GENERAL INTERNET, INC.
                                22 West 19th Street
                             New York, New York  10010

                                   October 20, 1996

Mr. Scott Kurnit
236 East 47th Street
27th Floor
New York, New York  10017

Dear Scott:

     This Letter Agreement sets forth the terms and provisions pursuant to which General Internet continues to employ you as Chairman and CEO based upon the terms and provisions set forth in an agreement dated June 14, 1996 between you and Open Text Corporation (the "ORIGINAL AGREEMENT"). The parties acknowledge that Original Agreement has been terminated pursuant to an agreement dated as of October 11, 1996. The terms of your employment are as follows:

          1. SALARY. $195,000 annually. General Internet acknowledges that you have not received a salary through the date hereof and may continue to defer your salary in your sole discretion, provided that General Internet acknowledges that it will immediately upon demand pay to you all accrued salary in a lump sum.

          2. BONUS. Target bonus of $150,000 subject to standards to be determined; provided that you shall be entitled to a minimum $100,000 annual bonus (which shall be payable on or about December 31, of each year).

          3. BENEFITS. You shall be entitled to General Internet's standard benefit program. In addition, you shall be entitled to an automobile allowance of $900 per month.

          4. LOCATION. Your location shall be at the Company's headquarters in the New York metropolitan area.

          5. BOARD OF DIRECTORS. You shall be a member of the Board of Directors of General Internet as long as you are employed by General Internet.

          6.   TERM.

               (a) The initial term shall be three (3) years commencing as of June 14, 1996 plus one (1) year of severance equal to salary and bonus (without mitigation or offset). In the event of a termination by General Internet of your employment without Cause (as hereinafter defined) including in connection with a closing down of its business, you shall be entitled to your salary and the minimum bonus for the of the remainder of the 3 year term and an additional 1 year of severance.


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               (b)  "Cause" shall mean an act of dishonesty affecting General
Internet, drug or alcohol abuse affecting performance or failure to comply with a directive of the Board of Directors consistent with your position and this Letter Agreement after written notice that such failure shall be deemed to be Cause and a reasonable opportunity to perform. Upon a termination for Cause you shall not be entitled to any additional compensation.

          7. MISCELLANEOUS. This Letter Agreement represents the parties entire agreement and understanding of the parties and may only be amended in writing. This Letter Agreement shall be governed by the laws of the State of New York.

     Please sign below to acknowledge your understanding and agreement with the terms and provisions of this agreement.


                                   Sincerely yours,

                                   GENERAL INTERNET, INC.

                                   By: /s/ Scott Kurnit
                                      ---------------------------
                                      Title: CEO         10/20/96

ACCEPTED AND AGREED TO:

/s/ Scott Kurnit 10/20/96
-----------------------------
       Scott Kurnit

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                               General Internet Inc.
                                 220 E 42nd Street
                                     24th Floor
                                 New York, NY 10017

                                   October 21, 1998

Mr. Scott Kurnit
236 E. 47th Street
Apt.  27E
New York, NY 10017

Dear Scott:

Reference is made to a letter agreement dated October 20, 1996 between General Internet Inc. and you with respect to your employment (the "Employment Letter" and collectively with this letter (the "Amendment Letter"), the "Agreement"). The parties hereto agree as follows:

1.   Paragraph 8 is inserted as follows:

     "8. DISPUTE RESOLUTION: If the parties should have a material dispute arising out of or relating to this Agreement or the parties' respective rights and duties hereunder, then the parties will resolve such dispute in the following manner: (i) any party may at any time deliver to the other a written dispute notice setting forth a brief description of the issue for which such notice initiates the dispute resolution mechanism contemplated by this Paragraph 8; (ii) during the forty-five (45) day period following the delivery of the notice described in (i) above, appropriate representatives of the various parties will meet and seek to resolve the disputed issue through negotiation, (iii) if representatives of the parties are unable to resolve the disputed issue through negotiation, then within thirty (30) days after the period described in (ii) above, the parties will refer the issue (to the exclusion of a court of law) to final and binding arbitration in New York, New York in accordance with the then existing rules (the "Rules") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of New York, regardless of principles of conflicts of laws. In any arbitration pursuant to this Agreement, (i) discovery shall be allowed and governed by the New York Code of Civil Procedure and (ii) the award or decision shall be rendered by a majority of the members of a Board of Arbitration consisting of three (3) members, one of whom shall be appointed by each of the respective parties and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of said two party-appointed arbitrators. In the event of failure of said two arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceedings, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. Nothing set forth above shall be interpreted to

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     prevent the parties from agreeing in writing to submit any dispute to a single arbitrator in lieu of a three (3) member Board of Arbitration. Upon the completion of the selection of the Board of Arbitration (or if the parties agree otherwise in writing, a single arbitrator), an award or decision shall be rendered within no more than forty-five (45) days. Notwithstanding the foregoing, the request by either party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to arbitration and may be adjudicated only by the courts of the State of New York or the U.S. District Court in New York.

2. Except as modified by this Amendment Letter, the Employment Letter shall remain in full force and effect.

Please sign below to acknowledge your agreement with the terms hereof.


                                        Sincerely,

                                        /s/ Scott Kurnit
                                        ---------------------------
                                        Scott Kurnit
                                        CEO

Agreed and Accepted by

/s/ Scott Kurnit
------------------------------
Scott Kurnit



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                                  GENERAL INTERNET
                                220 East 42nd Street
                             New York, New York  10017

                                    March 17, 1997

Mr. Scott Kurnit
236 East 47th Street
27th Floor
New York, New York  10017

Dear Scott:

     Reference is made to a letter agreement dated October 20, 1996 between General Internet and you with respect to your employment (the "EMPLOYMENT LETTER"). The parties hereto agree as follows:

          8. Paragraph 6 of the Employment Letter is hereby terminated in its entirety and replaced with the following:

               "6.  SEVERANCE.

                    (a) In the event of a termination by General Internet of your employment without Cause (as hereinafter defined) you shall be entitled to your salary for 12 months as severance (without mitigation or offset).

                    (b) "Cause" shall mean an act of dishonesty affecting General Internet, drug or alcohol abuse affecting performance or failure to comply with a directive of the Board of Directors consistent with your position and this Letter Agreement after written notice that such failure shall be deemed to be Cause and a reasonable opportunity to perform. Upon a termination for Cause or in connection with the closing down of the business, you shall not be entitled to any additional compensation."

          9. Except as modified by this Letter Agreement, the Employment letter shall remain in full force and effect.

     Please sign below to acknowledge your agreement with the terms hereof.

                                   Sincerely yours,

                                   GENERAL INTERNET, INC.

                                   /s/ Scott Kurnit
                                   ---------------------------
                                   Title:  CEO        3/17/97


ACCEPTED AND AGREED TO:

/s/ Scott Kurnit     3/17/97
-----------------------------
        SCOTT KURNIT